Exhibit 10.1

Execution Copy

GOVERNANCE AGREEMENT

By and Among

ORCHESTRA-PRÉMAMAN S.A.,

YELED INVEST S.à r.l,

AND

DESTINATION MATERNITY CORPORATION

Dated as of December 19, 2016

-i-

GOVERNANCE AGREEMENT

THIS GOVERNANCE AGREEMENT is made as of the 19th day of December, 2016, by and among Orchestra-Prémaman S.A., a société anonyme organized under the laws of France (the “Company”), Yeled Invest S.à r.l., a société à responsabilité limitée organized under the laws of Luxembourg ( “Yeled”), and Destination Maternity Corporation, a Delaware corporation (“DM”).

W I T N E S S E T H:

WHEREAS, the Company, US OP Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and DM have entered into an Agreement and Plan of Merger dated as of today’s date (the “Merger Agreement”) pursuant to which, at the effective time of the merger contemplated thereby (the “Effective Time”), Merger Sub will merge with and into DM, with DM being the surviving corporation in the merger and becoming a wholly-owned subsidiary of the Company (the “Merger”); and

WHEREAS, in order to induce DM to enter into and consummate the Merger Agreement, the Company and Yeled desire to provide for, among other things, certain restrictions with respect to the ownership of the Subject Shares (as defined below), certain governance matters respecting the Company, and certain matters with respect to the trading of the ADSs (as defined below) and disclosure to be provided to the Company’s shareholders.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the parties set forth below, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Certain Defined Terms. Capitalized terms used in this Agreement have the meanings set forth in this Section 1 or are defined in the provisions of this Agreement identified in this Section 1.

“Acquisition” shall mean any acquisition, directly or through a Subsidiary, of the capital stock or assets (whether by purchase, merger, consolidation, joint venture formation or other business combination, or otherwise) of another Person.

“ADSs” shall mean the American Depositary Shares representing the Ordinary Shares.

“AFEP-MEDEF” shall mean both the Association Française des Entreprises Privées and Mouvement des Entreprises de France.

“Affiliate” of a Person shall mean any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, for purposes of such definition, the power to vote equity securities representing more than 50 percent (50%) of the votes to be cast in the election of directors, managers or any other persons exercising similar authority with respect to a particular Person shall constitute control of such Person or being under common control with such Person.

“Agreement” shall mean this Governance Agreement, as the same may be amended from time to time in accordance herewith.

“AMF” shall mean the Autorité des Marchés Financiers, and any successor agency or agencies.

“Board” shall mean the Board of Directors of the Company.

“Broker Transaction” shall mean any sale of Ordinary Shares through a broker-dealer properly licensed or registered under the rules and regulations of the Commission or AMF, after which the Subject Shares are tradeable without restriction under applicable Law.

“By-Laws” shall mean the statuts of the Company, as in effect from time to time.

“Commission” shall mean the Securities and Exchange Commission, or any successor thereto.

“Company” shall have the meaning set forth in the preamble.

“Counterpart” shall mean a counterpart to this Agreement in the form of Exhibit A hereto, pursuant to the execution of which a Person shall become bound by all of the terms and conditions to this Agreement.

“DM” shall have the meaning set forth in the preamble.

“DM Directors” shall have the meaning set forth in Section 5(b).

“Effective Time” shall have the meaning set forth in the recitals.

“Encumbrance” shall mean any lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement or similar encumbrance.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“IFRS” shall mean the international financial reporting standards for financial statements as promulgated by the International Accounting Standards Board.

“Indemnification Agreements” shall have the meaning set forth in Section 5(f).

“Independent Directors” shall have the meaning set forth in Section 5(c).

“Knowledge of Yeled” shall mean the actual knowledge of (i) the directors of Yeled and (ii) Pierre Mestre.

“Law” shall mean any law, statute, ordinance, common law, rule, regulation, standard, judgment, determination, order, writ, injunction, decree, arbitration award, treaty, agency requirement, authorization, directive, license or permit enacted, issued, promulgated, enforced or entered by any governmental entity (including self-regulatory organizations).

“Merger Consideration” shall have the meaning set forth in the Merger Agreement.

“NASDAQ” shall mean NASDAQ Stock Market LLC.

“Ordinary Shares” shall mean the Company’s ordinary shares, with a nominal value of €1.20 per ordinary share, including Ordinary Shares represented by ADSs.

“Outstanding Ordinary Shares” shall mean all Ordinary Shares then issued and outstanding excluding, for the avoidance of doubt, all Ordinary Shares issuable upon exercise, conversion or exchange of all of the then outstanding options, warrants or convertible or exchangeable securities.

“Person” shall mean an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

“Rebsamen Law” shall mean French law No. 2013-504 on security of employment dated June 14, 2013, as amended by law No. 2015-994 relating to social dialogue and employment dated August 17, 2015.

“Representatives” shall mean, as to any Shareholder, such Shareholder’s directors, officers, members, partners, employees, Affiliates, legal counsel and other advisors.

“Sale of the Company” shall mean any transaction or series of related transactions pursuant to which any Person together with its Affiliates, acquire(s) (whether by merger, consolidation, reorganization, combination, purchase or other transfer) in the aggregate (i) equity securities of the Company representing more than fifty percent (50%) of the then outstanding voting power of the Company or (ii) all or substantially all of the Company’s assets determined on a consolidated basis. For the avoidance of doubt, in no event shall any transaction effected for the principal purpose of changing, directly or indirectly, the internal organization or structure of the Company or any of its Subsidiaries or their jurisdiction of formation (including the establishment of newly formed Subsidiaries, the dissolution of any Subsidiaries, or any transfer, contribution, exchange or other transactions between the Company and its Subsidiaries or among the Company’s Subsidiaries) constitute or be deemed to constitute a Sale of the Company.

“Sale of the United States Business” shall mean any transaction or series of related transactions pursuant to which any Person together with its Affiliates, acquire(s) (whether by merger, consolidation, reorganization, combination, purchase or other transfer), in the aggregate, assets (including equity securities of the Company’s Subsidiaries) contributing to more than twenty percent (20%) of the Company’s revenue or operating income attributable to its business operated in the United States determined in accordance with IFRS.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shareholder” shall mean Yeled and each other Person who owns, from time to time, any Ordinary Shares and becomes a party to this Agreement by executing a Counterpart.

“Special Approval Process” shall mean the affirmative vote of a majority of the members of the Board approving a Specified Matter in good faith and determining it to be in the best interests of the shareholders of the Company and otherwise in the corporate interest (l’intérêt social), if such vote is obtained at a meeting duly called in accordance with the By-Laws and at which a quorum was present and acting throughout, but only following the failure to obtain the required Supermajority Vote on such Specified Matter at two (2) previous meetings of the Board called for the purpose of considering and voting upon such Specified Matter and at which a quorum was present and acting throughout.

“Specified Matter” shall mean each of the following matters: (a) the limitations on a Sale of the Company as set forth in Section 2(d) and Section 3(a) of this Agreement; (b) the limitations on the Sale of the United States Business as set forth in Section 3(b) of this Agreement; (c) the limitations on any Acquisition as set forth in Section 3(d) of this Agreement; and (d) the requirement to maintain the Company’s principal executive office in the United States as set forth in Section 7 of this Agreement.

“Stock” shall mean (a) all shares of capital stock (including Ordinary Shares and ADSs) of the Company (whether now or hereafter authorized) and (b) all options, warrants, and rights to purchase capital stock (including Ordinary Shares) of the Company, or any other securities (including debt, notes or bonds) which are exercisable, convertible or exchangeable for capital stock of the Company (collectively, “Derivative Securities”).

“Subject Shares” shall mean as to any Shareholder, the Stock beneficially owned by such Shareholder on the date of this Agreement or thereafter acquired.

“Subsidiary” shall mean a corporation or other entity of which fifty percent (50%) or more of the voting power or value of the equity securities of such entity is owned, directly or indirectly, by the Company.

“Supermajority Vote” shall mean the affirmative vote of at least seven (7) of the eleven (11) directors then in office, including at least one (1) of the DM Directors.

“Trading Day” shall mean any day on which the ADSs are traded on NASDAQ.

“Transfer” shall mean any transfer of Stock, whether directly or indirectly, by sale, assignment, gift, will, devise, bequest, operation of the laws of descent and distribution, or in trust, or other disposition, including any involuntary transfer of title or ownership upon any default or foreclosure. The verb to “Transfer” shall mean to sell, assign, give, transfer (including by gift, will, devise, bequest, or operation of laws of descent and distribution, or in trust) or dispose of.

“Yeled” shall have the meaning set forth in the preamble.

2. Restricted Transfers. Effective as of the Effective Time:

(a) No Shareholder shall Transfer any of its Subject Shares to any Person if such Transfer is prohibited by, or is otherwise in contravention of, the terms of this Agreement. No Transfer prohibited by this Agreement or otherwise made in contravention of this Agreement shall be effective and the Company shall not, and shall not be compelled to, recognize any such Transfer or record any Transfer on its books, or issue any certificate representing any Stock to any Person who has received such Stock in a Transfer prohibited by this Agreement or otherwise made in contravention of this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, (i) nothing in this Agreement shall impose any restriction on any Transfer of the Subject Shares by Yeled or any other Shareholder to one or more of its Affiliates, provided that such transferee executes and delivers to the Company an executed Counterpart if such transferee is not then a party to this Agreement, and (ii) nothing in this Agreement shall prohibit or otherwise limit Yeled or any other Person from complying with any AMF regulatory requirements that may apply from time to time.

(c) No Shareholder shall Transfer, in any individual transaction or in a series of related transactions (excluding any Broker Transaction or other Transfers in the open market), any of its Subject Shares to any Person or to such Person’s Affiliates if, to the Knowledge of Yeled, immediately after giving effect to and as a result of any such Transfer or series of related Transfers, (i) the transferee(s), together with its Affiliates, shall beneficially own more than thirty percent (30%) of the Outstanding Ordinary Shares, or (ii) Yeled no longer beneficially owns a greater number of Ordinary Shares as compared to the number of Ordinary Shares owned by any other Person (for the avoidance of doubt, excluding any Affiliates of Yeled) and such Person’s Affiliates. The provisions of this subsection (c) shall terminate on the second (2nd) anniversary of the Effective Time.

(d) No Shareholder shall effect a Transfer, in any individual transaction or in a series of related transactions, any of its Subject Shares to any Person if such Transfer(s) constitutes a Sale of the Company unless (i) the Transfer(s) and the Sale of the Company is approved by a Supermajority Vote of the Board or in compliance with the Special Approval Process and (ii) all of the shareholders of the Company are offered (whether contractually or pursuant to applicable AMF regulations) the right to participate in such transaction at the same (or better) price and on the same (or better) terms as the Shareholder seeking to effect a Transfer that constitutes a Sale of the Company. The provisions of this subsection (d) shall terminate on the second (2nd) anniversary of the Effective Time.

3. Restricted Transactions. During the period commencing at the Effective Time and terminating on the second (2nd) anniversary of the Effective Time:

(a) The Company (except to the extent expressly required by French law) shall not enter into or authorize any agreement or transaction, or series of related agreements or transactions, that constitutes a Sale of the Company unless (i) such Sale of the Company is approved by a Supermajority Vote of the Board or in compliance with the Special Approval Process and (ii) all of the shareholders of the Company are offered (whether contractually or pursuant to applicable AMF regulations) the right to participate in such transaction that constitutes a Sale of the Company at the same (or better) price and on the same (or better) terms.

(b) The Company shall not enter into or permit any agreement or transaction, or series of related agreements or transactions, that constitutes a Sale of the United States Business unless such Sale of the United States Business is approved by a Supermajority Vote of the Board or in compliance with the Special Approval Process.

(c) Neither the Company nor any of its Subsidiaries will enter into or consummate any agreement or transaction with an Affiliate of the Company (other than agreements or transactions solely involving the Company and its wholly-owned direct or indirect subsidiaries) unless such transaction or agreement is approved by, a Supermajority Vote.

(d) Neither the Company nor any of its Subsidiaries will enter into or consummate any Acquisition (whether in one transaction or a series of related transactions) where the consideration to be paid by the Company or one or more of its Subsidiaries, in the aggregate, is greater than € 100,000,000 unless such Acquisition is approved by a Supermajority Vote or in compliance with the Special Approval Process. For purposes of the foregoing, (i) any consideration to be paid by the Company in the form of its Ordinary Shares or ADSs shall be valued using the weighted average trading price of the Ordinary Shares on Euronext-Paris or the weighted average trading price of the ADSs on NASDAQ, respectively, for the ten (10) day period ending on the third (3rd) Trading Day prior to the date when the meeting of the Board is held to consider and vote upon the proposed Acquisition; and (ii) the value of any consideration to be paid by the Company in a form other than cash or Ordinary Shares shall be determined by the Board.

(e) None of the Company, any of its Subsidiaries, Yeled nor any of its Affiliates shall make any purchases of Ordinary Shares if, as a result of such purchases, the number of Ordinary Shares beneficially owned by persons who are not Affiliates of any of the Company, Yeled or Pierre Mestre would fall below twenty-five percent (25%) of the Outstanding Ordinary Shares.

(f) Neither the Company, Yeled nor any of their respective Affiliates (except to the extent expressly required by French law) shall enter into or authorize any agreement or transaction, or series of related agreements or transactions, pursuant to which it, or any of its Affiliates or Subsidiaries, as applicable, offers to acquire Ordinary Shares by tender offer if, as a result of such transaction or transactions, the number of Ordinary Shares beneficially owned by persons who are not Affiliates of any of the Company, Yeled or Pierre Mestre would fall below twenty-five percent (25%) of the Outstanding Ordinary Shares.

4. Stock Splits, Etc. If there shall be any change in the outstanding Stock as a result of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of outstanding Stock, or otherwise, the provisions of this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by each Shareholder in exchange for or by virtue of its ownership of Subject Shares.

5. Board of Directors and Certain Governance Matters. Except as expressly provided otherwise in this Agreement from the Effective Time until the third (3rd) anniversary of the Effective Time:

(a) The Board shall consist of eleven (11) members.

(b) From the Effective Time until the second (2nd) anniversary of the Effective Time: (i) three (3) of the members of the Board shall be individuals designated by the board of directors of DM (the “DM Directors”) prior to the Effective Time; and (ii) upon the occurrence of any vacancy in the DM Directors, whether resulting from resignation, removal, death, disability or otherwise, the then remaining DM Directors shall designate an individual to serve on the Board in such capacity for the remainder of the then current term of any such vacant director position. At the Effective Time, the DM Directors shall consist of such individual(s) designated by the DM board of directors prior to the Effective Time. Each DM Director to be nominated and elected pursuant to this subsection (b) shall be an Independent Director (as such term is defined in subsection (c) below).

(c) One member of the Board shall satisfy the requirements of the Rebsamen Law and five (5) members of the Board, including those serving as DM Directors shall be individuals who satisfy the “independence” requirements of NASDAQ and AFEP-MEDEF (the “Independent Directors”). The individuals elected to serve as the Independent Directors at the Effective Time shall be the DM Directors, together with such other individuals designated by the Board prior to the Effective Time. Following the Effective Time, subject to subsection (b) and the Rebsamen Law, the individuals to be nominated to serve as directors of the Company (other than DM Directors), including as a result of any vacancy (whether by resignation, removal, death, disability or otherwise) shall be nominated by a majority of the members of the Board who are not DM Directors.

(d) (i) The members of the Board shall each be elected annually by the shareholders of the Company by a majority of the votes cast at a meeting at which a quorum was present and acting; (ii) each Shareholder agrees to vote its shares in favor of those individuals nominated in accordance with this Agreement; and (iii) no Shareholder shall grant a proxy or similar instrument with respect to the Subject Shares, or enter into any voting agreement, trust or other arrangement relating to the voting of the Subject Shares, unless the Person entitled to vote its Subject Shares thereunder agrees to vote such Subject Shares as provided for in this subsection (c), and any Shareholder so granting a proxy or similar interest, or entering into any such voting agreement, trust or other arrangement hereby unconditionally guarantees the full performance of the Person entitled to vote the Subject Shares thereunder with the terms of this subsection (c).

(e) The Company shall establish and maintain (i) an audit committee (the “Audit Committee”), (ii) a corporate governance and nominating committee and (iii) a compensation committee, each of which shall be comprised of three (3) members of the Board; provided, however, until the first (1st) anniversary of the Effective Time, the Audit Committee shall consist of four (4) members of the Board. All of the members of each such committee shall meet the “independence” requirements for its members as prescribed by the Commission, NASDAQ and AFEP-MEDEF, except that Pierre Mestre may serve on the Audit Committee until the first (1st) anniversary of the Effective Time. From the Effective Time until the second (2nd) anniversary of the Effective Time, one of the DM Directors shall serve as a member of each such committee. Immediately following the Effective Time, each such committee shall adopt a charter that satisfies the requirements prescribed by the Commission, NASDAQ and AFEP-MEDEF, as well as the provisions of this Agreement. To the fullest extent permitted under applicable Law, each member of the Board will have the right to attend any meeting or session of any board committee.

(f) Effective as of the Effective Time, to the fullest extent permitted under applicable Law, the Company shall cause each of its Subsidiaries to adopt and maintain in full force and effect, in each case for the benefit of the DM Directors and the officers of DM and its Subsidiaries, indemnification and exculpation provisions in its governing documents, including with respect to the payment and advancement of monies to pay expenses, which are the same, in all material respects, as those maintained by DM on the date hereof. Effective as of the Effective Time, to the fullest extent permitted under applicable Law, the Company shall procure, pay for and maintain in full force and effect policies with respect to directors’ and officers’ liability insurance covering those Persons who are serving as directors and officers of the Company or any of its Subsidiaries during the three (3) year period following the Effective Time with coverage at least to the same extent as DM’s directors and officers are currently covered and with carriers having claims paying ratings no lower than DM’s current insurers. Effective as of the Effective Time, to the fullest extent permitted under applicable Law, the Company shall enter into indemnification arrangements in substantially the form attached hereto as Exhibit B with those individuals (i) who are directors of DM on the date hereof and who become directors of the Company following the Effective Time, or (ii) who are officers of DM on the date hereof and who become officers of the Company following the Effective Time (the “Indemnification Agreements”). To the extent permitted under applicable Law, the Company shall also enter into such indemnification agreements with any person serving as a substitute or additional DM Director or as a substitute or additional officer of DM. The Company shall present the Indemnification Agreements to its shareholders for ratification and approval no later than the first annual meeting of the Company’s shareholders held after the Effective Time.

(g) Each DM Director shall be afforded the same compensation as the other Independent Directors as remuneration for his service as a director of the Company. The Company shall also reimburse each DM Director for all reasonable, documented, out-of-pocket travel expenses incurred in connection with attendance at Board meetings or at meetings of any of its committees, and all other reasonable, documented, out-of-pocket expenses incurred by such Board member in carrying out such Board member’s responsibilities as a Board member, in each case in accordance with the Company’s expense reimbursement policies.

(h) Each of the directors and officers of DM, and his or her heirs and legal representatives, is an intended third party beneficiary of this Section 5 and may specifically enforce its terms.

6. Disclosure and Trading.

(a) No later than the Effective Time, the Company shall cause the ADSs to be registered with the Commission under Section 13 of the Exchange Act. During the period from the Effective Time until the third (3rd) anniversary of the Effective Time, except in the event of a deregistration as a result of any Sale of Company permitted under Section 3(a), the Company shall maintain the registration of, ADSs with the Commission under Section 13 of the Exchange Act and shall timely file all reports, statements or other forms, and cause its directors and executive officers to timely file all reports, statements or other forms, required to be filed by it or them as a result of the ADSs being registered with the Commission under Section 13 of the Exchange Act.

(b) No later than the Effective Time, the Company shall cause its ADSs to be listed for trading on NASDAQ. During the period from the Effective Time until the third (3rd) anniversary of the Effective Time, except in the event of a deregistration as a result of any Sale of Company permitted under Section 3(a), the Company shall (i) maintain such listing in accordance with the requirements of NASDAQ and (ii) without limiting the generality of the foregoing, make all filings required to be made by it and otherwise comply with all of its obligations as a company whose securities are listed for trading on such exchange.

(c) Commencing with the Effective Time, the Company shall: (i) disseminate, in a manner that is compliant with Regulation FD promulgated under the Securities Act, no later than the date of filing of its Annual Report on Form 20-F, an earnings release relating to the Parent’s financial performance and results of operations for the most recently completed fiscal year; and (ii) in connection with the release described in clause (i), convene a conference call for purposes of discussing the contents of the earnings release with investors. As soon as practicable after the Effective Time, but in no event later than with respect to the third fiscal quarter that begins after the Effective Time, disseminate in a manner that is compliant with Regulation FD promulgated under the Securities Act, no later than 45 days after the end of each fiscal quarter, an earnings release containing, for the applicable periods, (1) the financial statements required to be disclosed by the Company on its Form 20-F promulgated by the Commission and (2) the narrative information described in Item 5 of such Form 20-F (with the level of detail required by such form).

7. United States Business Headquarters. Unless otherwise approved by a Supermajority Vote of the Board or in compliance with the Special Approval Process, following the Effective Time, the Company shall maintain DM’s principal executive office and its Florence, New Jersey distribution facility at their respective locations on the date of this Agreement.

8. Merger Agreement Support Arrangements.

(a) Until this Agreement terminates, each Shareholder hereby agrees to vote the Subject Shares owned by the Shareholder in favor of (i) the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the By-Law Amendment (as defined in the Merger Agreement), (ii) to the extent permitted by applicable Law, the ratification and approval of the Indemnification Agreements, (iii) all other matters necessary or appropriate to enable or permit the Company to perform its obligations under the Merger Agreement in accordance with its terms, in each case at any annual, special or other meeting of the holders of shares of Ordinary Shares and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the Subject Shares are entitled to be voted; and (iv) against any action which could reasonably be expected to materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement, including any Acquisition Proposal (as defined in the Merger Agreement). Each Shareholder hereby represents that he has not heretofore granted, and covenants and agrees that such Shareholder shall not grant any irrevocable proxy, or otherwise entered into, or hereafter enter into, any voting agreement, voting trust or other similar arrangement, in each case with respect to the Subject Shares, will not revoke the agreements set forth in this subsection (a), and hereby revokes, to the fullest extent permitted by law, any and all proxies, agreements, trusts or similar arrangements which may heretofore have been granted with respect to the Subject Shares.

(b) Until this Agreement terminates, each Shareholder hereby agrees to vote the shares of voting capital stock of DM now owned or hereafter acquired by the Shareholder (the “DM Voting Stock”) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, at any annual, special or other meeting of the holders of shares of voting capital stock of DM and at any adjournment or postponement thereof or pursuant to any written consent in lieu of a meeting, to the fullest extent that the shares of voting capital stock of DM are entitled to be voted. Each Shareholder hereby represents that such Shareholder has not heretofore granted, and covenants and agrees that such Shareholder shall not grant, any irrevocable proxy, or otherwise entered into, or hereafter enter into, any voting agreement, voting trust or other similar arrangement, in each case with respect to the DM Voting Stock, will not revoke the agreements set forth in this subsection (b), and hereby revokes, to the fullest extent permitted by law, any and all proxies, agreements, trusts or similar arrangements which may heretofore have been granted with respect to the DM Voting Stock.

(c) Each Shareholder understands and acknowledges that DM is entering into the Merger Agreement in reliance upon the Shareholder’s agreements to the provisions of this Section 8. Each Shareholder hereby affirms that the agreements set forth in this Section 8 are given in connection with and as an inducement for the execution by the Company of the Merger Agreement.

(d) Until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Yeled shall not, and Yeled shall not permit any of its Affiliates to, Transfer, in any transaction or transactions, any of its Subject Shares to any Person if Yeled no longer beneficially owns and has the unrestricted right to vote (other than restrictions imposed by this Agreement) a number of Ordinary Shares having such number of votes equal to or greater than the number of votes necessary to obtain the Requisite Parent Vote (as such term is defined in the Merger Agreement).

(e) Until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Yeled shall provide the Company with written notice promptly (and in any event within five (5) Business Days) after any foreclosure or similar action taken by a secured party with respect to the Subject Shares or shares of DM Voting Stock.

9. Representations and Warranties.

(a) Each party, severally as to itself and not jointly, hereby represents and warrants to the other parties that:

(i) if such party is not an individual, such party is duly organized and validly existing in good standing (where such concept is applicable) under the laws of the jurisdiction in which it is incorporated or constituted and such party has full power and authority to execute, deliver and perform this Agreement, or if such party is an individual, such party has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby;

(ii) this Agreement has been duly and validly executed and delivered by such party and, assuming the due and valid authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity; and

(iii) neither the execution and delivery of this Agreement by such party, the consummation of the transactions contemplated hereby by such party, nor compliance with any provisions herein by such party will (A) if such party is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such party, (B) require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority on the part of such party, except for compliance with the requirements of applicable United States, foreign, state or local securities laws, and the rules and regulations promulgated thereunder, (C) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which such party is a party or by which such party or, in the case of any Shareholder, any of its Subject Shares is bound, (D) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of such party (other than one created pursuant to this Agreement), or (E) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such party or, in the case of any Shareholder, by which any of its Subject Shares are bound.

(b) Each Shareholder, severally as to itself and not jointly, further represents and warrants to the other parties, in each case of the date on which such Shareholder becomes a party to this Agreement, that:

(i) except as set forth on Schedule A, such Shareholder is the record or beneficial owner of such Shareholder’s Subject Shares and the number of shares of capital stock of DM, and has good and marketable title to the Subject Shares and the shares of capital stock of DM listed on Exhibit C opposite Shareholder’s name, in each case free and clear of any Encumbrances, except as (A) provided hereunder, and (B) pursuant to any applicable restrictions on transfer under applicable United States, foreign, state or local securities laws, and the rules and regulations promulgated thereunder;

(ii) the Subject Shares and the shares of capital stock of DM listed on Exhibit C opposite Shareholder’s name constitute all of the Subject Shares and all of the shares of capital stock of DM owned by such Shareholder as of the date hereof;

(iii) except as set forth on Schedule A, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder’s Subject Shares or shares of capital stock of DM listed on Exhibit C opposite Shareholder’s name; and

(iv) the Subject Shares entitle such Shareholder to the number of votes listed opposite such Shareholder’s name on Exhibit C.

(c) Yeled further represents and warrants to the other parties that, except as set forth on Schedule A, it beneficially owns and has the unrestricted right to vote (other than restrictions imposed by this Agreement) a number of Subject Shares having such number of votes equal to or greater than the number of votes necessary to obtain the Requisite Parent Vote (as such term is defined in the Merger Agreement).

10. Termination. This Agreement shall remain in effect until its automatic termination which shall occur upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) immediately following the third anniversary of the Effective Time (provided that Sections 10 through 23 shall survive any such termination).

11. Further Assurances. The parties agree to execute, deliver and perform such other documents, agreements and instruments, and to take such further actions, in each case as may be necessary or appropriate to effectuate this Agreement and the intentions expressed herein.

12. Specific Performance. Because of the unique character of the agreements set forth herein, the parties hereto will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning any provision of this Agreement, an injunction may be issued (without the requirement that a bond be posted) restraining action taken in contravention of this Agreement (as the case may be) or requiring the taking of action in accordance with this Agreement, in each case pending the determination of such controversy. In the event of any controversy concerning this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

13. Notices. All notices and other communications given in connection with this Agreement shall be in writing and shall be given by personal delivery, by telecopier or similar facsimile means, by electronic mail, by overnight U.S. mail, return receipt requested and postage prepaid, or by express courier or recognized overnight delivery service, charges prepaid, to such party’s address or telecopier number set forth on the signature pages hereto. Notice shall be deemed given upon receipt. Notice of any change in any such address or telecopier number shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

14. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended by the Company:

(a) as may be required to implement the addition of any Person as a “Shareholder” in accordance with the terms of this Agreement;

(b) to amend Exhibit C attached hereto to change the number of Subject Shares or shares of capital stock of DM beneficially owned by a Shareholder as a result of a Transfer permitted by this Agreement; and

(c) to change the name of the Company or any Shareholder.

Except as set forth above, (i) prior to the Effective Time, the provisions of this Agreement may only be waived, amended, modified or supplemented by a written instrument signed by the Company, DM and the holders of a majority of the Outstanding Ordinary Shares beneficially owned by all Shareholders, and (ii) following the Effective Time, the provisions of this Agreement may only be waived, amended, modified or supplemented by a written instrument approved by a Supermajority Vote; provided, however, in each case, any waiver, amendment, modification or supplement that adversely and disproportionately impacts a particular Shareholder shall also require the written consent of such Shareholder.

15. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE APPLICATION OF THE PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS, UNLESS, AND ONLY TO THE EXTENT THAT, IN ORDER TO FULLY ENFORCE THE OBLIGATIONS HEREIN OF THE COMPANY OR ANY SHAREHOLDER, SUCH PROVISIONS SHOULD BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF FRANCE, IN WHICH EVENT SUCH LAWS SHALL APPLY FOR SUCH PURPOSE.

16. Consent to Jurisdiction; WAIVER OF JURY TRIAL. Each party hereto irrevocably and unconditionally consents to the jurisdiction of, and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding may be brought in, any Delaware State court or federal court of the United States sitting in the State of Delaware in any action or proceeding relating to this Agreement and consents to service of process in connection therewith by the delivery of notice to such Person’s address at the address for notices to such Person pursuant to this Agreement. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES ANY AND ALL RIGHTS THE PARTY MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR IN CONNECTION THEREWITH. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such Delaware court and hereby further waives and agrees not to plead or claim in any such Delaware court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Furthermore, each Shareholder agrees to vote its voting Subject Shares to cause the Company to at any time make the foregoing consents, agreements and waivers in respect of any legal action, suit or proceeding against the Company by a Shareholder.

17. Waivers. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

18. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

19. Interpretation. Unless the context of this Agreement otherwise requires: (a) words of any gender include each gender and the neuter; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the term “Section” refers to the specified Section of this Agreement; and (e) the term “including” or similar words shall be construed as to refer to such matter without limitation thereof. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless other days are specified. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Beneficial ownership of Stock shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

20. Counterparts and Electronic Signatures. This Agreement may be executed, including electronically, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

21. Parties Benefited. Except as set forth in Section 5(f) above, nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities; provided, however, each Person who beneficially owns shares of capital stock of DM which are exchanged for Merger Consideration pursuant to the Merger Agreement shall be deemed intended third party beneficiaries of this Agreement and may specifically enforce the provisions hereof.

22. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. No party may assign its rights or obligations under the Agreement except in the context of a Transfer that is not prohibited by the terms of this Agreement.

23. Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees and expenses.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Governance Agreement as of the date indicated above.

ORCHESTRA-PRÉMAMAN S.A.

By:	/s/ Thomas Hamelle
Name: Thomas Hamelle
Title: Chief Executive Officer

ZAC Saint-Antoine 200 avenue des tamaris 34130 Saint-Aunès France Attention: Facsimile: Email: DESTINATION MATERNITY CORPORATION

By:	/s/ Anthony M. Romano
Name: Anthony M. Romano
Title: Chief Executive Officer & President

232 Strawbridge Drive Moorestown, NJ 08057 Attention: Facsimile: Email:

[Signature Pages of Shareholders Follow]

Governance and Transfer Restriction Agreement Signature Page

SHAREHOLDERS:

YELED INVEST S.à.r.l.

By:	/s/ Fons Mangen
Name: Fons Mangen
Title: Director

By:	/s/ Jean-Hughes Antoine
Name: Jean-Hughes Antoine
Title: Director

318, rue de Neudorf L-2222 Luxembourg Attention: Facsimile: Email:

Governance Agreement Signature Page

EXHIBIT A

COUNTERPART SIGNATURE PAGE

THIS INSTRUMENT forms part of the Governance Agreement made as of December 19, 2016, as amended from time to time (the “Agreement”), among the Company, DM and the Shareholders (as each such term is defined in the Agreement), which Agreement permits execution (including electronically) by counterpart. The undersigned hereby acknowledges having received a copy of the Agreement (which is annexed hereto as Schedule I) and having read the Agreement in its entirety, and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby agrees that the terms and conditions of the Agreement shall be binding upon the undersigned as a “Shareholder,” and such terms and conditions shall inure to the benefit of and be binding upon the undersigned and its successors and permitted assigns.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of                                         .

(Signature of Shareholder)

(Name in block letters)

A-1

EXHIBIT B

[FORM OF INDEMNIFICATION ARRANGEMENT]

FORM OF OFFER

TO DIRECTORS OR SPECIFICALLY OFFICERS

TO SUBSCRIBE LIABILITY INSURANCE AND PROVIDE INDEMNIFICATION

WHEREAS

The public offering in the United States by Orchestra-Prémaman S.A. (the “Company”) of shares in the form of American Depositary Shares (“ADSs”), each representing one ordinary share of the Company (the “Public Offering”), the filing of registration statements and reports with the United States Securities and Exchange Commission (“SEC”) in connection with the Public Offering and the quotation of the ADSs on The NASDAQ Stock Market LLC (“Market”) expose the directors and the officers of the Company to significant risks with respect to their service to the Company.

The Company, taking into account the scope of the obligations and possible personal liability of the directors and officers induced by the U.S. securities laws and the fact that they are significantly more burdensome than under French law, has resolved that its directors and officers should not be exposed to such personal liability.

In the United States, directors and officers are typically indemnified or insured. As a result, the Company has concluded that (1) in order to achieve its objectives in the international financial and commercial markets, it needs highly qualified and experienced individuals to serve as directors and officers of the Company, and (2) in the absence of insurance and indemnification protection, such individuals might not be willing to serve as directors or officers of the Company or might resign from their office.

It is the Company’s intention to provide its directors and officers with insurance coverage, indemnification against liabilities and advancement of expenses in connection with any matters that arise out of their service to the Company to the fullest extent permitted by applicable laws and regulations.

Accordingly, the Company resolved that providing insurance coverage, indemnification and advancement of expenses to said directors and officers to the fullest extent permitted by applicable laws and regulations is consistent with the Company’s corporate interest.

[The undersigned may also have certain rights to indemnification and/or insurance provided by a private equity fund, venture capital fund, an investment company and certain of their affiliates which have invested in the Company (collectively, the “Fund Indemnitors”) which the undersigned and the Fund Indemnitors intend to be secondary to the primary obligation of the Company to indemnify undersigned as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to undersigned’s willingness to serve as director of the Company to the extent applicable.]1

[1]	Include if any of the DM Directors is associated with an investment fund or other similar vehicle which provides them with indemnification.

NOW THEREFORE, THE COMPANY HEREBY IRREVOCABLY UNDERTAKES AS FOLLOWS:

1.	Beneficiary

The persons, whether individuals or corporations, who may benefit from and accept the offer (the “Offer”) are:

(i) any person who is or becomes a director of the Company (a “Director”) upon the completion of the Public Offering, and

(ii) any person who is or becomes an officer of the Company upon the completion of the Public Offering (an “Officer”).

(iii) “Beneficiary,” for the purpose of the Offer, shall be a Director or an Officer having accepted and signed this Offer.

2.	Undertaking to Subscribe; Insurance Policy; Indemnification

2.1. Upon acceptance and signature of this Offer by a Beneficiary, the Company shall immediately provide to the Beneficiary the benefit of one or more director and officer (“D&O”) insurance policies (collectively, the “D&O Insurance Policy”) subscribed with a well-rated insurance company of national or international repute (the “Insurance Company”) providing D&O insurance coverage in line with best practice for companies in the United States with a similar market capitalization and industry to the Company (“Best Practices”), to the fullest extent permitted by applicable laws and regulations and subject to the limitations and exclusions set forth in Section 3 below. Any losses incurred by the Beneficiary for any damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlement (provided that such settlement is approved in advance by the Company), including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, the “Losses”) if the Beneficiary is or was or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed claim, demand, action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, whether formal or informal, or any inquiry or investigation, made, instituted or conducted by any other party, including any foreign, federal, state or other governmental entity by reason of (or arising in part out of) any event or occurrence by reason of the fact that the Beneficiary is or was a Director or Officer of the Company, or any Subsidiary, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Beneficiary while serving in such capacity, shall be referred hereunder, collectively, as an “Indemnifiable Claim”. Subject to the limitations and exclusions set forth in Section 3 below, the Beneficiary shall be compensated for Losses arising out of any Indemnifiable Claim by the D&O Insurance Policy or, if not compensated thereunder, by the Company to the fullest extent permitted by law. For purposes of this Agreement, a “Subsidiary” shall mean an entity in which the Company directly or indirectly controls 50% or more of the entity’s voting securities.

For the purpose of the Offer, a “Claim” means (1) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to foreign federal, state or other law; and (2) any inquiry or investigation, made, instituted or conducted by any other party, including any foreign, federal, state or other governmental entity, that the Beneficiary determines might lead to the institution of any such claim, demand, action, suit or proceeding.

To the fullest extent permitted by applicable laws and regulations and subject to the limitations and exclusions set forth in Section 3 below, the D&O Insurance Policy shall provide for indemnification of the Beneficiary in line with Best Practices against reasonable and necessary expenses (including attorneys’ fees and all other costs, expenses and expenses incurred in connection with investigating, defending or participating in (including on appeal), or preparing to defend or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation) (collectively, “Expenses”) and any and all Losses in connection with an Indemnifiable Claim.

The Company shall in the first instance pay on behalf of the Beneficiary any deductible or retention amounts due under the D&O Insurance Policy in connection with any Indemnifiable Claim or Claim for the payment of Expenses, to the fullest extent permitted by applicable laws and regulations.

2.2. As a result of the acceptance and signature of this Offer by the Beneficiary, a bilateral contract will be formed between the Company and the Beneficiary.

2.3. To the fullest extent permitted by applicable laws and regulations, the Company agrees that, so long as a Director or Officer shall continue to serve as a Director or Officer of the Company or any Subsidiary, or shall continue at the request of the Company to serve as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and, subject to Section 13.1 below, thereafter so long as a Director or Officer shall be subject to any Indemnifiable Claim, the Company will maintain in effect for the benefit of such Director or Officer one or more valid, binding and enforceable insurance policies with the Insurance Company providing coverage, including with respect to limits of liability thereunder, at least comparable to that provided in this Offer, and such insurance policy or policies shall be or be deemed to be the D&O Insurance Policy for all purposes of this Offer.

3. Exclusions

The Beneficiary acknowledges that the Company shall not be required to indemnify the Beneficiary for Losses and Expenses incurred by a Beneficiary with respect to the following Claims:

(i) any Claim relating to remuneration paid to the Beneficiary, if it shall be determined that such remuneration was not due;

(ii) any Claim for which a judgment is rendered against the Beneficiary for an accounting of profits made from the purchase or sale of, or the procurement to purchase or sell, securities of the Company pursuant to insider trading laws or regulations;

(iii) any Claim which is based on the Beneficiary’s willful or gross misconduct or on a fraud or a fraudulent misrepresentation, intentional or fraudulent (or deemed to be so) misconduct, whether the Beneficiary has acted alone or as an accomplice if it should be finally determined that the Beneficiary is guilty of such misconduct;

(iv) any Claim which is based on the Beneficiary’s criminal actions;

(v) any Claim for (1) an accounting of profits made from the purchase and sale (or sale and purchase) by the Beneficiary of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute or any similar provisions of state statutory law or common law, or (2) any reimbursement of the Company by the Beneficiary of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any comparable law, or the payment to the Company of profits arising from the purchase and sale by the Beneficiary of securities in violation of Section 306 of the Sarbanes-Oxley Act or any comparable law); provided, however, that to the fullest extent permitted by applicable law and to the extent the Beneficiary is successful on the merits or otherwise with respect to any such Claim, the Expenses actually and reasonably incurred by Indemnitee in connection with any such Claim shall be deemed to be Expenses that are subject to indemnification hereunder;

(vi) any Claim which is based on a Beneficiary’s fault committed outside of the scope of his/her duties as a Director or Officer; or

(vii) any Claim which is based on the Beneficiary’s actions taken in his or her personal capacity (i.e. not within his or her capacities as a Director or Officer of the Company).

The Beneficiary further acknowledges that the D&O Insurance Policy contains or may contain similar limitations on coverage for Losses or Expenses incurred by a Beneficiary, in each case with respect to Indemnifiable Claims, and that it does not cover Claims (i) pending, if any, at the date this Offer is accepted and signed by the relevant Beneficiary, (ii) which arise from the settlement of any action or Claim without the Company’s written consent or, generally, that cannot be insured under applicable laws and regulations; provided that the terms of the D&O Insurance Policy shall determine whether insurance coverage is available to the Beneficiary in connection with any Indemnifiable Claim, and that any limitations, restrictions or exclusions contained in the Insurance Policy that are not mandated by applicable law shall not relieve the Company of its obligation to provide indemnification to the Beneficiary for Losses and Expenses in each case with respect to Indemnifiable Claims to the fullest extent permitted by applicable laws and regulations and subject to the terms and conditions of this Offer.

4.	Notification and Defense of an Indemnifiable Claim

4.1. As soon as practicable after the written receipt by the Beneficiary of an Indemnifiable Claim, the Beneficiary shall notify the Company in writing thereof, which notification shall specify (i) the existence and the nature of the Indemnifiable Claim and (ii) the nature and the estimate of the amount of the Losses and Expenses with respect to an Indemnifiable Claim, together with such documentation and information as is reasonably available to the Beneficiary and is reasonably necessary to determine whether and to what extent the Beneficiary is entitled to indemnification under this Agreement.

Failure to notify the Company as contemplated in this Section 4.1 will not relieve the Company from liability under the Offer, except if the Company has been materially prejudiced by such failure.

4.2. In the event the Beneficiary requests that the Company pay the Expenses or Losses of any Indemnifiable Claim, the Company shall be entitled to assume the defense of such Indemnifiable Claim, or to participate to the extent permissible in such Indemnifiable Claim, with counsel reasonably acceptable to the Beneficiary. Upon the Company’s assumption of the defense and the retention of such counsel by the Company, the Company shall not be liable to the Beneficiary under this Agreement for any Expenses of counsel subsequently incurred by the Beneficiary with respect to the same Indemnifiable Claim; provided that the Beneficiary shall have the right to employ separate counsel in such Indemnifiable Claim at the Beneficiary’s sole cost and expense. Notwithstanding the foregoing, if the Beneficiary’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and the Beneficiary in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such Indemnifiable Claim within a reasonable time, then the Beneficiary may retain separate counsel in connection with such Indemnifiable Claim (provided that, unless there shall be any conflict of interest among the Beneficiaries with respect to any Indemnified Claim based on advice of counsel, the same law firm may serve as counsel to all Beneficiaries in connection with the defense of any Indemnified Claim), and the fees and expenses of such separate counsel to defend such Indemnifiable Claim shall be subject to the indemnification and advancement of Expenses provisions of this Agreement.

No settlement of any Claim shall be agreed upon and entered into without the Company’s prior written consent. The Company will be relieved from any and all liability for such settlement of an Indemnifiable Claim if (i) the Company has not provided its written consent to the settlement, and (ii) because of such settlement, the Beneficiary has been excluded from D&O Insurance Policy coverage or benefit or the Company has been materially prejudiced.

5.	Advance on Reimbursement of Expenses

(a) To the fullest extent permitted by applicable laws and regulations and provided always that the Beneficiary has acted in good faith and within his or her capacities as a Director or Officer of the Company, the Expenses reasonably incurred by the Beneficiary in defending or investigating any Indemnifiable Claim duly notified to the Company shall be paid by the Insurance Company or by default if any payment demand to the Insurance Company remains unsatisfied after 30 days, as well as if the maximum insurance coverage under such D&O Policy is exceeded, by the Company, in advance of a final determination of the matter upon the request of the Beneficiary, upon presentation of satisfactory evidence that such Expenses have been incurred and remittance to the Insurance Company or, as the case may be, the Company of the Beneficiary’s written commitment to repay these Expenses in the event that it is ultimately determined that the Beneficiary is not entitled to have these Expenses reimbursed; provided that the Company shall not be liable for that portion of such Expenses actually provided to the Beneficiary under the D&O Insurance Policy (to the fullest extent permitted by applicable laws and regulations, such undertaking shall be accepted without reference to the financial ability of the Beneficiary to make repayment and any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest-free); provided, further, that no indemnification shall be permitted (A) in the event that it is finally determined that: (i) the Beneficiary’s conduct forming the subject matter of the Indemnifiable Claim was not consistent with the corporate interests of the Company, or based on the Beneficiary’s actions taken in his or her personal capacity, or constituted a fault committed outside of the scope of his/her duties as a Director or Officer of the Company; or (ii) the Beneficiary’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct, or (B) in connection with Indemnifiable Claims initiated or brought by the Beneficiary against the Company or its Directors, Officers, employees or other agents and not by way of defense (except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or otherwise available to the Beneficiary under another agreement or applicable law).

(b) The termination of any Claim pursuant to an Indemnifiable Claim by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, absent specific findings in respect of the Beneficiary in the judgment, conviction of the Beneficiary or an acknowledgment by the Beneficiary in the settlement itself, create a presumption that the Beneficiary did not act in good faith and in a manner that the Beneficiary reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(c) The Beneficiary shall cooperate with the person, persons or entity making such determination with respect to the Beneficiary’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Beneficiary and reasonably necessary to such determination.

(d) If the Beneficiary is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Losses, in each case with respect to an Indemnifiable Claim, paid in settlement actually and reasonably incurred by or on behalf of the Beneficiary in connection with any Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Beneficiary for the portion of such Expenses or Losses, in each case with respect to an Indemnifiable Claim, to which the Beneficiary is entitled.

6.	Payment by Company

To the fullest extent permitted by applicable laws and regulations and provided always that the Beneficiary has acted in good faith and within his or her capacities as a Director or Officer of the Company, in the event that a Beneficiary shall not be indemnified for all the Expenses and Losses with respect to an Indemnifiable Claim due to (a) the failure of the Company to obtain or maintain the D&O Insurance Policy in accordance with this Offer, as well as if the maximum insurance coverage shall be exceeded, or (b) the failure of the D&O Insurance Policy to pay the Expenses or Losses, the Company shall pay in full to the Beneficiary the amount of any such Expenses and Losses to which the Beneficiary is entitled to be reimbursed or shall pay the difference between the amount received by the Beneficiary from the Insurance Company and such amount of reimbursement of the Expenses and Losses to which it is so entitled, as the case may be.

7.	Subrogation; Primacy of Indemnification

Except as provided for below, in the event of payment by the Company to the Beneficiary under the Offer, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Beneficiary, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

[The Company hereby acknowledges that the Beneficiary has certain rights to indemnification, advancement of Expenses and/or insurance provided by the Fund Indemnitors. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Beneficiary are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Beneficiary are secondary), (ii) to the extent required by this Agreement it shall advance the full amount of Expenses incurred by the Beneficiary and be liable for the full amount of all Expenses to the fullest extent permitted by applicable laws and regulations and as required by the terms of this Agreement (or any other agreement between the Company and the Beneficiary), without regard to any rights the Beneficiary may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Beneficiary with respect to any Claim for which the Beneficiary has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Beneficiary against the Company. The Company and the Beneficiary agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.]2

8.	Right to Payment Upon Application

Subject to the terms and conditions of Section 5 hereof, all payments under the Offer to the extent relating to the reimbursement of the Expenses or any advances of Expenses shall be paid by the Company or on its behalf within 30 days after a written Claim for payment, together with the written commitment contemplated by Section 5(a), have been received by the Company. Expenses reasonably incurred by the Beneficiary in connection with successfully establishing the right to payment according to the Offer, in whole or in part, shall also be paid by the Company, to the fullest extent permitted by applicable laws and regulations.

[2]	Include if any of the DM Directors is associated with an investment fund or other similar vehicle which provides them with indemnification.

9.	Offer Not Exclusive

This Offer shall not be deemed exclusive of any other rights to which the Beneficiary may be entitled under any agreement, any vote of shareholders or disinterested directors, statute or otherwise.

10.	Notices

10.1. Any notices served pursuant to this Offer shall be sent by registered mail with return receipt requested or delivered by hand against receipt if to the Company to the registered office located at 200, Avenue des Tamaris, ZAC Saint Antoine, 34130 Saint-Aunès, France, if to the Beneficiary to the address indicated below at the end of this Offer.

10.2. Any change of address shall be notified by the relevant party to the other party by registered mail with return receipt requested or delivered by hand against receipt within 15 days of the actual date of change of address.

10.3. Notices shall be deemed to have been received on the date of reception of the registered letter, as evidenced by the return receipt or, as the case may be, of the letter delivered by hand, as evidenced by the receipt.

11.	Amendments- Assignment

11.1. No alteration of, amendment to or waiver of any of the provisions of this Offer shall be binding on the Company or any Beneficiary unless it is written and executed by a duly authorized representative of each of the Company and the Beneficiary as to whom the amendment or waiver relates.

11.2. This Offer may not be assigned by the Company or, without the prior written consent of the Company, by any Beneficiary; provided, however, a Beneficiary’s right to receive payments hereunder shall be assignable, whether by pledge, creation of a security interest or otherwise, including by a transfer by the Beneficiary’s will or by the laws of descent and distribution.

12.	Successors

The legal representatives of the parties or their successors shall be bound by and may rely on all the terms of the Offer. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but, for the avoidance of doubt and consistent with Section 11.2 above, shall not otherwise be assignable or delegable by the Company. This Agreement shall inure to the benefit of and be enforceable by the Beneficiary’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

13.	Miscellaneous Provisions

13.1. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that the Beneficiary shall have ceased to serve as a Director or Officer of the Company or a Subsidiary or, at the request of the Company, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or (b) the final termination of all Claims pending on the date set forth in clause (a) in respect of which the Beneficiary is granted rights of indemnification or advancement of Expenses hereunder and of any Claim commenced by the Beneficiary pursuant to Section 8 of this Agreement relating thereto.

13.2. The parties agree that the provisions contained in the preamble hereto form an integral part of the Offer.

13.3. Should any of the provisions of this Offer be held null and void or unenforceable for any reason whatsoever, the parties undertake to use their best efforts to remedy the causes of such nullity, so that, except where such is impossible, the Offer shall remain in force without any discontinuity.

13.4. The parties agree to provide any information as well as to execute and to deliver all documents reasonably required for the performance of this Offer.

13.5. The words “includes” or “including” shall mean “including without limitation”.

14.	Applicable Law

This Offer shall be governed as to its validity, construction and performance in accordance with the laws of the Republic of France.

15.	Disputes

Any dispute arising from the Offer or which are a result or a consequence thereof shall be made subject to the jurisdiction of the Tribunal de Commerce de Paris.

[Signature Page Follows]

Executed in On In two (2) original copies
By CEO (Directeur Général)

Accepted by

Residing at

On

being a Director or an Officer of the Company, as these terms are defined in the Offer who hereby declares that he or she:

•	has a good and fair knowledge of the terms, conditions and exclusions of the Offer;

•	is fully aware that applicable French laws and regulations may limit a company’s ability to indemnify its directors against liability;

•	is fully aware that U.S. securities laws may also limit a company’s ability to indemnify in respect of liabilities arising under U.S. securities laws; and

•	formally and irrevocably accepts the Offer, as it stands.

Signature Page to Offer to Subscribe Liability Insurance and Provide Indemnification

EXHIBIT C

Name of Shareholder	Number of Subject Shares	Number of Votes for Subject Shares	Number of Shares of DM Voting Stock
Yeled	12,605,598	22,214,083	1,921,820

C-1